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                                                                  Exhibit (a)(5)

                                  Genuity Inc.
                        Board of Directors Election Form
                    Offer to Cancel and Regrant Stock Options

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Election to Participate
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I, ___[Name]____, have received and carefully reviewed the Memorandum dated
November 30, 2001 and the documents summarizing the Offer from Paul Gudonis to employees and directors of Genuity Inc. (the "Company") holding options to purchase Common Stock of the Company under the Genuity Long-Term Stock Incentive Plan granted from June 30, 2000 through May 31, 2001. I elect to have one or more eligible option grant(s) held by me, as specified below, to be cancelled as of January 1, 2002. I understand that new options will be granted to me on July 2, 2002 as defined in the documents provided. I hereby agree that, unless I revoke my election prior to December 31, 2001, my election will be irrevocable and as such eligible options will be canceled as of January 1, 2002.

I hereby offer to cancel, upon the terms and conditions stated in the Memorandum and documents, the following eligible stock option grant(s), as indicated below.

Check                   Number of                                                           Number of stock
box to     Option         stock                                                              options to be
 elect to   Grant        options                                                             cancelled and
cancel     Date          granted        Grant Price      Original Vesting Schedule            regranted
 [_]                                                     1/3 vests the day before the
                                                          first, second, and third annual
                                                              meeting of stockholders

By signing this Election Form, I acknowledge that I have read and fully understand the Memorandum and other documents provided to me relating to the Offer, and I accept the terms and conditions of the Offer knowingly and voluntarily. I acknowledge that I will have no right to exercise all or any part of the cancelled options in any event and the new options will only be issued to me if I continue to serve as a director of Genuity through July 2, 2002. Notwithstanding my agreement to cancel the eligible options specified above, I hereby acknowledge and agree that paragraph 4 ("Proprietary and Confidential Information") of the Award Agreement(s) pertaining to the cancelled options, executed by and between me and the Company, remains in full force and effect and I remain bound by its provisions.

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Election to Not to Participate
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 [_]      I elect to decline the opportunity to participate in the Offer

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______________________________          ___________________________
(Print Name)                            (Signature)

                                        ___________________________
                                        Date